UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SkyWest, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional Information Regarding the Annual Meeting of Shareholders to Be Held on May 5, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of SkyWest, Inc. (the “Company”), dated March 13, 2020, furnished to shareholders of the Company in connection with the solicitation by the Company’s Board of Directors of proxies to vote shares at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 5, 2020 at 10:00 a.m. Mountain Daylight Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 22, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2020

To the Shareholders of SkyWest, Inc.:

Due to the emerging public health impact of the COVID-19 pandemic, orders of relevant state and local governments, and to support the health and well-being of our shareholders, employees and their families, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of SkyWest, Inc. has been changed to be held solely by means of remote telecommunication in a virtual-only meeting format. As previously announced, the Annual Meeting will be held at the originally scheduled date and time on May 5, 2020 at 10:00 a.m., Mountain Daylight Time, but you will only be able to access the Annual Meeting by remote telecommunication. You will not be able to attend the Annual Meeting physically.

SkyWest, Inc. Virtual Annual Meeting

Date:      May 5, 2020

Time:     10:00 a.m., Mountain Daylight Time (MDT)

Link:      www.virtualshareholdermeeting.com/SKYW2020

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 4, 2020, the record date (the “Record Date”) for the Annual Meeting.  To access, participate in and vote at the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/SKYW2020. You must enter the 16-digit control number found on your proxy card (printed in the box and marked by the arrow), notice or instructions that you previously received. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the Annual Meeting. Shareholders will be able to vote electronically and submit questions during the virtual Annual Meeting.

The Annual Meeting will begin promptly at 10:00 a.m., Mountain Daylight Time. We encourage you to access the virtual Annual Meeting prior to the start time and allow plenty of time to log in to the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of the applicable software and plugins. Participants should ensure they have a strong internet connection wherever they intend to participate in the Annual Meeting.

Whether you plan to attend the Annual Meeting or not, we urge you to vote your shares as soon as possible by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By authorization of the Board of Directors:

Jerry C. Atkin

Board Chair

April 22, 2020

The Annual Meeting to be held on May 5, 2020 at 10:00 a.m., Mountain Daylight Time, will be accessible at www.virtualshareholdermeeting.com/SKYW2020.  The 2019 Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.